EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of The Interpublic Group of Companies, Inc. (the "Company") of our report dated February 19, 1999, except as to the stock split with regard to which our report is dated July 26, 1999, relating to the financial statements, which appears on page 53 of the 1998 Annual Report to the Stockholders of the Company, which is incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the incorporation by reference of our report dated February 19, 1999 relating to the Financial Statement Schedule, which appears on page F-2 of such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                   /s/ PricewaterhouseCoopers LLP
                                   ------------------------------
                                   New York, New York
                                   January 20, 2000